Exhibit 23.2

Consent of Independent Auditors

We consent to the inclusion in the Pre-Effective Amendment No. 1 to this Registration Statement on Form S-4 of Fidelity D & D Bancorp, Inc. of our report dated February 25, 2019, relating to the consolidated financial statements of MNB Corporation and Subsidiary as of and for the years ended December 31, 2018 and 2017 and to the reference to our firm under the heading “Experts” in such registration statement.

/s/ Baker Tilly Virchow Krause, LLP

Wilkes-Barre, Pennsylvania
March 3, 2020